Exhibit 23.4

CONSENT OF HERBERT E. WELHENER, MMSA-QPM

I assisted with the preparation of the mineral reserve and mine plan contained in the report “Technical Report — Feasibility Update Mt. Milligan Property — Northern BC” dated October 23, 2009 (the “Report”), portions of which are summarized (the “Summary Material”) in the Annual Report on Form 10-K for the year ended December 31, 2011 filed with the United States Securities and Exchange Commission (the “SEC”) by the Company on February 27, 2012 (the “Form 10-K”).

I consent to the incorporation by reference in this registration statement on Form S-3/A of Thompson Creek Metals Company Inc. (File No. 333-170232), including any amendments to such Registration Statements filed with the SEC (collectively, the “Registration Statement”), of the Summary Material concerning the Report.  I concur with the discussions and summaries of the Report as they appear in the Form 10-K and are incorporated by reference in the Registration Statement and consent to my being named as an expert therein and in such Registration Statement filed with the SEC.

By:	/s/ Herbert E. Welhener
Herbert E. Welhener, MMSA-QPM
Dated: May 7, 2012